UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: July 26, 2011	COMMISSION FILE NO. 0-22810
(Date of earliest event reported)

MACE SECURITY INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	03-0311630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

240 Gibraltar Road, Suite 220, Horsham, Pennsylvania 19044
(Address of Principal Executive Offices)

Registrant's Telephone No., including area code:  (267) 317-4009

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On July 26, 2011, Mace Security International, Inc. (the "Company") issued a press release to announce that it has extended its rights offering to August 1, 2011, 5:00 PM Eastern Daylight Time, the date by which stockholders may exercise their subscription rights, to accommodate all stockholders who wish to participate in the rights offering.  As previously disclosed, the Company has commenced a rights offering to its stockholders of record on June 27, 2011 (the “Rights Offering”). As more fully described in the Prospectus dated June 30, 2011 (the "Prospectus"), each Mace stockholder has been given the right to purchase three shares of common stock for each share of common stock owned of record on June 27, 2011, at an exercise price of $0.20 per share.  The original date by which the rights had to be exercised was July 25, 2011, 5:00 PM Eastern Daylight Time.  As extended, the subscription rights will expire, if they are not exercised by 5:00 PM Eastern Daylight Time on August 1, 2011.  As set forth in the Prospectus, the Company has the right to extend and/or modify the terms of the Rights Offering at any time.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit is being filed herewith:

99.1	Press Release issued by the Company dated July 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACE SECURITY INTERNATIONAL, INC.

		By:	/s/ Gregory M. Krzemien
Gregory M. Krzemien
Chief Financial Officer and Treasurer

Date:	July 26, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.l	Press Release issued by the Company dated July 26, 2011.